Exhibit 10.2
SIXTH AMENDMENT
OF
CHS INC.
DEFERRED COMPENSATION PLAN
(2015 Restatement)

WHEREAS, CHS Inc. (the “Company”) has heretofore established and maintains a nonqualified deferred compensation plan which is currently embodied in an amended and restated document effective May 19, 2015 and entitled “CHS Inc. Deferred Compensation Plan, Master Plan Document (2015 Restatement)” as amended (hereinafter, the “Plan document”);

WHEREAS, the Company has reserved to itself the power to make further amendments of the Plan document;

NOW, THEREFORE, the Plan document is hereby amended as follows:

1.SECTION 162(m) LANGUAGE REMOVAL. Effective December 23, 2020, Sections 1.22 and 18.15 of the Plan shall be deleted and removed in their entirety.

2.SAVINGS CLAUSE. Save and except as expressly herein amended and excepting any conforming amendments made to align remaining Plan provisions and the deletions described in Paragraph 1 hereof, the Plan document shall remain in full force and effect.

CHS Inc.

By:
Title: President and Chief Executive Officer

STATE OF MINNESOTA )
)SS.
COUNTY OF
)
On this ________ day of _________________, 2020, before me personally appeared Jay D. Debertin to me personally known, who, being by me first duly sworn, did depose and say that he is the President and CEO of CHS Inc., the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

____________________________________
Notary
4822-7705-4932\2